Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 25, 2006, by and between Venoco, Inc., a Delaware corporation (the “Company”), and the Marquez Trust, a trust established under the laws of the State of Colorado (the “Trust”).

WHEREAS, as of the date hereof and prior to the contemplated initial public offering (the “IPO”) of common stock, par value $0.01 per share, of the Company, the Trust owns 27,692,500 shares of such common stock; and

WHEREAS, in connection with the IPO, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations relating to registration of the Registrable Securities (as defined below).

NOW, THEREFORE, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

Section 1.               Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Commission” means the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.01 per share, or any other shares of capital stock or other securities of the Company into which such stock may be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.  If the Common Stock is so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

“Delay Period” has the meaning set forth in Section 4(a) of this Agreement.

“Demand Notice” has the meaning set forth in Section 2(a) of this Agreement.

“Demand Registration” has the meaning set forth in Section 2(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Form S-1” has the meaning set forth in Section 2(c)(4).

“Form S-3” has the meaning set forth in Section 2(c)(4).

“Holder” means a person who owns Registrable Securities and is either the Trust or a Person to whom the rights of a Holder hereunder have been duly assigned or transferred.

“Losses” has the meaning set forth in Section 6(a).

“Misstatement/Omission” has the meaning set forth in Section 6(a).

“Outstanding Registrable Securities” means the securities of the Company that qualify as Registrable Securities at the time of delivery of a Demand Notice.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement, all  amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the shares of Common Stock owned by the Trust as of the date hereof; provided, however, that if as a result of any reclassification, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other similar transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively, “Other Securities”) are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities; provided, further, that, as to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been sold pursuant to an offering registered under the Securities Act, (ii) they have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) they have been sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement (including pre- and post-effective amendments), all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement or Prospectus.

“Requesting Holders” has the meaning set forth in Section 2(a).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Trust” has the meaning set forth in the recitals hereto.

Section 2.               Demand Registrations.

(a)           Right to Demand.  Upon the terms and subject to the conditions of this Agreement, Holders owning at least a majority of the Outstanding Registrable Securities (the “Requesting Holders”) shall have the right, by written notice delivered to the Company (the “Demand Notice”), to request that the Company register for resale under and in accordance with the provisions of the Securities Act the number of Registrable Securities designated by such Holders (a “Demand Registration”).  Promptly following its receipt of a Demand Notice, the Company will notify all other Holders of the proposed registration and allow them the opportunity to include Registrable Securities in such registration.  Holders that elect to participate in such registration shall provide written notice of such election to the Company within five days of their receipt of notice from the Company.

(b)           Underwriting.  If the Requesting Holders intend to distribute the Registrable Securities described in the Demand Notice in an underwritten offering, they shall so advise the Company in the Demand Notice.  In that event, the underwriters for such offering will be selected by the Company and shall be reasonably acceptable to a majority of the Requesting Holders.

(c)           Limits on Demand Registrations.

(1)           The Company shall not be required to register any Registrable Securities pursuant to this Section 2 unless the anticipated aggregate offering price to the public in the relevant offering is expected to be at least $10.0 million.

(2)           The Company shall not be obligated to effect more than two Demand Registrations in any 12-month period.

(3)           The Company shall not be obligated to file a Registration Statement with respect to a Demand Registration within 180 days of the completion of any underwritten offering of the Company’s securities.

(4)           Holders shall be entitled to have a total of three Demand Registrations effected on Form S-1 (including any successor form, “Form S-1”) and an unlimited number of Demand Registrations on Form S-3 (including any successor Form, “Form S-3”) at any time when the Company is eligible to use such form.  A Demand Registration effected on Form S-1 shall not reduce the number of available Demand Registrations pursuant to the foregoing sentence if a Registration Statement with respect thereto does not become effective under the Securities Act and remain effective for at least one hundred-eighty (180) days (excluding any Delay Period), or until the completion of the distribution of the Registrable Securities thereunder, whichever is earlier.

(d)           Filing of Registration Statement.  Subject to Section 4(a), as soon as practicable, but in any event within 60 days of the date on which the Company receives a Demand Notice (unless a Delay Period is in effect, in which case within 60 days of the termination of the Delay Period), the Company shall file with the Commission a Registration Statement on the appropriate form for the registration and sale of the Registrable Securities specified in such Demand Notice, together with the number of Registrable Securities requested to be included in the Demand Registration by other Holders.

(e)           Effectiveness of Registration Statement.  The Company shall use its commercially reasonable efforts to (i) cause a Registration Statement filed pursuant to Section 2(d) to be declared effective by the Commission as soon as reasonably practicable and (ii) keep such Registration Statement continuously effective and usable for the sale of Registrable Securities until the earlier of (A) (1) in the case of a Demand Registration for delayed or continuous offerings of Registrable Securities filed on Form S-3, two years after the date on which the Commission declares such Registration Statement effective (excluding any Delay Period) or (2) in the case of any other Demand Registration, 180 days from the date on which the Commission declares such Registration Statement effective (excluding any Delay Period) and (B) the date on which all of the Registrable Securities included in the registration have been sold.

(f)            Holders’ Withdrawal.  Holders of a majority of the Registrable Securities to be included in a Demand Registration may, at any time prior to the effective date of the Registration Statement relating thereto, revoke such request by providing a written notice to the Company of such revocation.

(g)           Preemption of Demand Registration.  Notwithstanding anything to the contrary contained herein, after receiving a Demand Notice, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company’s Board of Directors believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all Holders of its intention to effect such a registration and shall afford the Holders the rights set forth in Section 3 with respect to Piggyback Registrations, except that Section 2(h) will apply in the event of any underwriter’s cutback.  The Company shall select the underwriters for such an offering.  In the event the Company elects to effect a primary registration after receiving a Demand Notice, the Company shall use its commercially reasonable efforts to have the Registration Statement relating to the primary registration declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration for the purposes of Section 2(c)(4).

(h)           Priority in Demand Registrations.  If a Demand Registration relates to an underwritten offering and the managing underwriter advises the Company, in writing, that in its good faith judgment, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration the maximum number of shares that the managing underwriter advises the Company can be sold in such offering, allocated as follows: (i) first, the Registrable Securities requested to be included in such registration by the Holders, with such securities to be included on a pro rata basis based on the amount of securities requested to be included therein and (ii) second, to the extent that any other securities may be included without exceeding the limitation recommended by the managing underwriter, the securities the Company proposes to sell or to include in the registration for the account of other Persons; provided, however, that the Company and such other Persons may agree to a different allocation with respect to securities included pursuant to clause (ii).

Section 3.               Piggyback Registrations.

(a)           Right to Piggyback Registrations.  If, at any time subsequent to the IPO, the Company or another party having registration rights proposes that the Company register any of the Company’s equity securities under the Securities Act on a form that would be suitable for a registration of Registrable Securities, the Company will give written notice of such proposed registration to all Holders at least twenty days prior to the anticipated filing date.  Such notice shall offer the Holders the opportunity to register some or all of their Registrable Securities in the registration (a “Piggyback Registration”).  Subject to Section 3(b), the Company shall include in the Piggyback Registration all Registrable Securities requested by Holders to be included therein to the extent written requests for inclusion are delivered to the Company within ten days of the delivery of the Company’s notice.  If the Registration Statement relating to the Piggyback Registration is for an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  Subject to the terms of any underwriting agreement entered into in connection with the offering, each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of the Registration Statement relating to such Piggyback Registration.  The amount of time for which the Company shall keep a Registration Statement relating to a Piggyback Registration effective and usable shall be determined by the Company; provided, however, the Company shall provide reasonable notice to Holders participating in such a registration if it intends to keep the Registration Statement effective and usable for less than 90 days.

(b)           Priority in Piggyback Registrations.  If a Piggyback Registration is an underwritten offering and the managing underwriter advises the party or parties initiating such offering in writing that in their good faith judgment the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially and adversely affecting the marketability of the offering, then any such registration shall include the maximum number of shares that the managing underwriter advises can be sold in the offering allocated as follows: (i) first, the securities the party or parties initiating such offering propose to sell, with such securities to be included on a pro rata basis based on the amount of securities requested to be included therein, (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the managing underwriter, all securities proposed to be included in the offering by the Company and (iii) third, to the extent that any other securities may be included without exceeding the limitations recommended by the managing underwriter, all other securities proposed to be included in the offering (including Registrable Securities), with such additional securities to be included on a pro rata basis based on the amount of securities requested to be so included, subject, in each case, to any agreement to the contrary between or among the relevant parties.

Section 4.               Rights and Obligations of the Company

(a)           Delay Period.  Notwithstanding anything to the contrary set forth herein, the Company shall have the right to delay the filing of any Registration Statement otherwise required to be filed pursuant to Sections 2 or 3, or to suspend the use of any Registration Statement, for a period not in excess of 90 consecutive calendar days in any 12-month period (a “Delay Period”), if it determines in good faith that filing or maintaining the effectiveness of such

Registration Statement (i) would require disclosure of material information that the Company has a valid business purpose for retaining as confidential at such time or (ii) would otherwise be detrimental to the Company or the its stockholders.

(b)           Registration Procedures.  Whenever the Company is required to register Registrable Securities pursuant to Sections 2 or 3 hereof, the Company will use its commercially reasonable efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will, as promptly as reasonably practicable:

(1)           prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on a form available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the applicable time period specified herein;

(2)           prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the Prospectus as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the applicable time period specified herein;

(3)           furnish to each selling Holder of Registrable Securities covered by a Registration Statement and to each underwriter, if any, such number of copies of the Registration Statement, each amendment and post-effective amendment thereto, and the Prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such Prospectus and any other prospectus filed pursuant to Rule 424 under the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter;

(4)           use its commercially reasonable efforts to register or qualify and, if applicable, to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify or (ii) consent to general service of process or taxation in any such jurisdiction where it is not otherwise so subject;

(5)           cause all such Registrable Securities to be listed or quoted (as the case may be) on each national securities exchange or other securities market on which securities of the same class as the Registrable Securities are then listed or quoted;

(6)           provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(7)           use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any relevant jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any relevant jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(8)           promptly notify the selling Holders and the managing underwriters, if any, and confirm such notice in writing, when a Prospectus or any supplement or post-effective amendment to such Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings by any governmental authority for that purpose, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any relevant jurisdiction, and of its obtaining knowledge of the occurrence of any event or the existence of any facts that make any statement made in such Registration Statement or Prospectus untrue in any material respect or that require the making of any change in such Registration Statement or Prospectus so that it will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall be accompanied by an instruction to the selling Holders and the managing underwriters, if any, to suspend the use of the Prospectus until the requisite changes have been made);

(9)           as promptly as practicable upon obtaining knowledge of the occurrence of any event contemplated by Section 4(b)(8) above, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(10)         if requested by the underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a Prospectus, supplement or post-effective amendment such information as the requesting Person(s) reasonably request to be included therein relating to the sale of the Registrable Securities, and make all required filings of such Prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(11)         if the offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities included in the registration or by the managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of a Demand Registration, by causing senior executives of the Company to participate in a reasonable number of “roadshow” or similar meetings with potential investors);

(12)         if the offering is an underwritten offering, use its commercially reasonable efforts to obtain “comfort” letters and updates thereof, in customary form, scope and substance, from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement); and

(13)         use its commercially reasonable efforts to obtain opinions and updates thereof, in customary form, scope and substance, from counsel to the Company to the extent necessary or desirable.

Section 5.               Registration Expenses.

(a)           Expenses Payable by the Company.  The Company shall bear all expenses incurred with respect to the registration or attempted registration of the Registrable Securities pursuant to Sections 2 or 3 of this Agreement as provided herein.  Such expenses shall include, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees payable to the Commission, (B) fees with respect to filings required to be made with the national securities exchange or national market system on which the Common Stock is then traded or quoted and (C) fees and expenses relating to compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of Registrable Securities), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary prospectuses, prospectuses, prospectus supplements, including those delivered to or for the account of the Holders, and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certificated public accountants for the Company (including, without limitation, fees relating to any comfort letters), (v) all out-of-pocket expenses of the Company (including, without limitation, expenses incurred by the Company, its officers, directors, and employees performing legal or accounting duties or preparing or participating in “roadshow” presentations), (vi) fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any national securities exchange or other securities market and (vii) reasonable fees and expenses of one firm of counsel for all holders of securities included in the registration, which firm shall be chosen by the holders of a majority of such securities and shall be reasonably acceptable to the Company.

(b)           Expenses Payable by the Holders.  Each Holder shall pay all underwriting discounts and commissions or placement fees of underwriters or broker’s commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holder.

Section 6.               Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each affiliate of a Holder and each director, officer, employee, manager, partner, member, counsel, agent or representative of such Holder and its affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, the “Holder Indemnified Parties”) against, and hold it and them harmless from, all losses, claims, damages, liabilities, actions, proceedings, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and disbursements) and expenses, including expenses of investigation and amounts paid in settlement (collectively, “Losses”) arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by a Holder expressly for use therein; provided, further, that the Company shall not be liable for a Holder’s failure to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person alleging a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus.  In connection with an underwritten offering, the Company will agree to indemnify the underwriters participating in the offering, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on customary terms set forth in the relevant underwriting agreement.

(b)           Indemnification by the Holders.  In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company, each director and officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), and each other Holder participating in the registration, against, and hold it harmless from, any Losses arising out of or based upon (i) any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder for use therein or (ii) the failure by such Holder to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person asserting a Misstatement/Omission if such Misstatement/Omission was corrected in such

Prospectus. Notwithstanding the foregoing, each Holder’s obligation to indemnify will be individual (several and not joint) and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement giving rise to the indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all fees and expenses incurred in connection with the defense thereof.  The failure to so notify the indemnifying party shall relieve the indemnifying party of its indemnification obligations to the extent that the failure to notify materially prejudiced the indemnifying party.  Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party has agreed to pay such expenses, (ii) the indemnifying party has failed promptly to assume the defense of the action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party or an affiliate or controlling person of the indemnifying party, and the indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party or such affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents the indemnified party and the indemnifying party or its affiliate or controlling person; provided, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by the indemnified party or, in the event that the indemnified party is a Holder Indemnified Party, by the Holders of a majority of the Registrable Securities included in the relevant registration.

(d)           Right to Contribution.  If the indemnification provided for in this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 6(a) or Section 6(b) in respect of any Losses incurred, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Misstatement/Omission or violation which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission or violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission or violation.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), a Holder shall not be required to contribute any amount in excess of the amount by which (i) the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement giving rise to the contribution obligation exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of the relevant Misstatement/Omission or violation.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           Limitation on Indemnification and Contribution.  No indemnifying party shall be liable pursuant to this Section 6 for any settlement effected without its written consent, which consent may not be unreasonably delayed or withheld.  Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution has been sought hereunder unless the terms of such consent, settlement or compromise includes an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party’s liability to any indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

(f)            Effect of Underwriting Agreement.  Notwithstanding anything to the contrary in this Section 6, in the event an underwriting agreement is entered into in connection with an underwritten offering that includes Registrable Securities, the terms of such agreement relating to indemnification and contribution shall control if in conflict with the terms hereof.

Section 7.               Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters except representations and warranties regarding such Holder and such Holder’s intended method of distribution and other customary representations and warranties reasonably requested by the Company or the underwriters.

Section 8.               Effectiveness of this Agreement.  This Agreement will become effective, and the rights of the Trust and any other Holder hereunder will become exercisable, upon the completion of the IPO and the termination of any applicable lock-up agreement entered into in connection with the IPO.

Section 9.               Covenants of Holders.

(a)           Cooperation.  Each Holder hereby agrees (i) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (ii) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder and (iii) to notify the Company of any sale of Registrable Securities by such Holder.

(b)           Suspension of Use of Registration Statement.  Each Holder agrees that, upon receipt of written notice from the Company of the occurrence of any event of the kind described in Section 4(b)(8) or the commencement of a Delay Period, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until (i) such Holder’s receipt of the supplemented or amended Registration Statement contemplated by Section 4(b)(9) (or it is advised in writing by the Company that the use of the applicable Prospectus may be resumed), and copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Registration Statement or (ii) the termination of the Delay Period.

(c)           Insider Trading Laws and Policies.  Each Holder agrees that it will not sell, transfer or otherwise dispose of Registrable Securities in a manner contrary to the Company’s insider trading and related policies or applicable securities laws.  A period in which one or more Holders are prohibited from selling, transferring or disposing of Registrable Securities pursuant to such policies or laws shall not be deemed a Delay Period for the purposes of this Agreement.

Section 10.             Miscellaneous.

(a)           No Superior Rights.  The Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, grant any rights to any Person to register any shares of capital stock or other securities of the Company if such rights would be superior to the rights of the Holders granted pursuant to this Agreement with respect to the matters addressed in Sections 2(h) or 3(b).

(b)           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and Holders of a majority of the outstanding Registrable Securities.

(d)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Holders may assign all their rights hereunder with respect to Registrable Securities to any transferee of such securities; provided, however, that notice of such assignment must be provided to the Company (it being understood that failure to provide such notice shall not affect the validity of such assignment).

(e)           Termination of Registration Rights.  The rights of any Holder to cause the Company to register Registrable Securities under Sections 2 or 3 of this Agreement shall terminate with respect to such Holder when such Holder is legally able to dispose of all of its Registrable Securities in one transaction pursuant to Rule 144 under the Securities Act.

(f)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

(h)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(i)            Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be (i) in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission and (ii) delivered via electronic mail, in each case to the following addresses (or to such other addresses as the relevant party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Venoco, Inc.

6267 Carpinteria Avenue

Carpinteria, California 93013-1423

Attention: Terry Anderson, General Counsel

Fax: (805) 745-1816

Electronic mail: tanderson@venocoinc.com

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, CO 80202

Attention: John Elofson

Fax: (303) 893-1379

Electronic mail: john.elofson@dgslaw.com

If to the Trust:

Timothy M. Marquez

860 Gaylord Street

Denver, CO 80206

Electronic mail: tmarquez@venocoinc.com

(j)            GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of any federal court located in the State of Colorado or any Colorado state court solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Colorado state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(i) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written.

VENOCO, INC

By:	/s/ William Schneider
William Schneider
President

THE MARQUEZ TRUST

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Trustee